  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal First Quarter 2022 Financial Results

Quarterly revenue of $97.9 million, up 11.4% year over year
Gross margin of 62.0%, up from 61.5% year over year
Quarterly Billings of $97.7 million, up 20.6% year over year
Operating Cash Flow of $45.8, up 87.2% year over year
2,884 Active Clients at March 31, 2022, up 13.1% year over year

LAS VEGAS, May 4, 2022 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner, today announced results for the first quarter ended March 31, 2022.

“For the first quarter, we achieved record revenue, record first quarter invoicing and delivered a Revenue Retention Rate of 94% on subscription revenue, up from 91% last year,” stated Seth A. Ravin, Rimini Street co-founder, CEO and chairman of the board. “We continued to fill key regional operations and sales roles, closed some of the largest sales transactions in our history during the quarter, and remain focused on growing and maturing our global marketing and sales operations for increased new client acquisition and the cross-sale of new services to existing clients.”

“For the first quarter, we delivered solid income statement and balance sheet results, including a higher year over year gross margin, operating income and Non-GAAP Operating Income. We ended the quarter with more than $158 million in cash, driven by strong first quarter operating cash flow of $45.8 million,” stated Michael L. Perica, Rimini Street chief financial officer. “Additionally, during the quarter, we initiated a common stock repurchase plan of up to $15 million and completed $3.2 million of repurchases during the quarter. The Company is also evaluating other financial options at this time that include an early prepayment of $10 million on its term loan with a principal value of approximately $86 million. There is no prepayment penalty on the term loan.”

First Quarter 2022 Financial Highlights
•Revenue was $97.9 million for the 2022 first quarter, an increase of 11.4% compared to $87.9 million for the same period last year.
•U.S. revenue was $52.3 million, an increase of 9.9% compared to $47.6 million for the same period last year.
•International revenue was $45.6 million, an increase of 13.1% compared to $40.3 million for the same period last year.
•Annualized Recurring Revenue was $384.9 million for the 2022 first quarter, an increase of 10.2% compared to $349.3 million for the same period last year.
•Active Clients as of March 31, 2022 were 2,884, an increase of 13.1% compared to 2,550 Active Clients as of March 31, 2021.
•Revenue Retention Rate was 94% for the trailing twelve months ended March 31, 2022 and 91% for the comparable period ended March 31, 2021.
•Subscription revenue of $96.2 million, which accounted for 98.3% of total revenue for the three months ended March 31, 2022 compared to subscription revenue of $87.3 million, which accounted for 99.4% of total revenue for the same period last year.
•Gross margin was 62.0% for the 2022 first quarter compared to 61.5% for the same period last year.
•Operating income was $5.9 million for the 2022 first quarter compared to $1.9 million for the same period last year.
•Non-GAAP Operating Income was $12.1 million for the 2022 first quarter compared to $9.3 million for the same period last year.
•Net income was $3.1 million for the 2022 first quarter compared to a net loss of $3.6 million for the same period last year.
•Non-GAAP Net Income was $9.2 million for the 2022 first quarter compared to $8.5 million for the same period last year.

Rimini Street Announces Fiscal First Quarter 2022 Financial Results	page 2

•Adjusted EBITDA for the 2022 first quarter was $12.9 million compared to $10.7 million for the same period last year.
•Basic and diluted net income (loss) per share attributable to common stockholders was a net income per share of $0.04 and $0.03, respectively, for the 2022 first quarter compared to a net loss per share of $0.13 for the same period last year.
•Employee count as of March 31, 2022 was 1,681, a year-over-year increase of 12.0%.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

First Quarter 2022 Company Highlights
•Announced representative new clients who switched to, or existing clients who expanded their agreements with, Rimini Street, including:
◦Yarra Valley Water, the largest water utility in Melbourne, Australia
◦Staffmark Group, a leading staffing and recruitment firm in the United States
◦Breastscreen Victoria, an Australian government funded breast cancer organization
◦ICTSI, a global port operator headquartered in the Philippines
•Closed more than 10,000 support cases and delivered nearly 18,000 tax, legal and regulatory updates to clients across 33 countries, while achieving an average client satisfaction rating on the Company’s support delivery of 4.9 out of 5.0 (where 5.0 is rated excellent).
•Appointed Oracle, IBM and VMWare technology marketing veteran Jeff Spicer as executive vice president and chief marketing officer.
•Announced the Company has combined its North America and Latin America Theatres into a single Americas Theatre and new Theatre leadership team with Emmanuel Richard promoted to senior vice president and general manager.
•Former Oracle, IBM, HP and Lenovo senior executive, Kevin Hooper, joined Rimini Street as group vice president and GM of Americas central region.
•Rimini Street Korea recognized as a Top 100 in Korea Workplace including a Best CEO award for Seth Ravin and Best Workplaces for Women.
•Presented at numerous CIO and IT and procurement leader events worldwide.
•The Rimini Street Foundation supported charities across the globe through its giving program, donated employee time to community projects and launched the RMNI LOVE $50,000 Grant Program to benefit charities in Rimini Street's hometown of Las Vegas, USA.

2022 Business Outlook
The Company is guiding to a revenue range of $98.5 million to $99.5 million for the 2022 second quarter and we are raising full year 2022 revenue guidance to be in the range of $402 million to $411 million.

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the first quarter 2022 results and select second quarter 2022 performance to-date commentary at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on May 4, 2022. A live webcast of the event will be available on Rimini Street’s Investor Relations site at https://investors.riministreet.com. Dial-in participants can access the conference call by dialing (866) 374-5140 in the U.S. and Canada and enter the code 44249106#. A replay of the webcast will be available for at least 90 days following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables within this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

About Rimini Street, Inc.

Rimini Street Announces Fiscal First Quarter 2022 Financial Results	page 3

Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner. The Company offers premium, ultra-responsive and integrated application management and support services that enable enterprise software licensees to save significant costs, free up resources for innovation and achieve better business outcomes. To date, nearly 4,700 Fortune 500, Fortune Global 100, midmarket, public sector and other organizations from a broad range of industries have relied on Rimini Street as their trusted application enterprise software products and services provider. To learn more, please visit http://www.riministreet.com, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, the amount and timing of repurchases, if any, under our stock repurchase program and our ability to enhance stockholder value through such program; the impact of our credit facility’s ongoing debt service obligations and financial and operational covenants on our business and related interest rate risk, including uncertainty from the discontinuance of LIBOR and transition to any other interest rate benchmarks; the duration of and operational and financial impacts on our business of the COVID-19 pandemic and related economic impact, as well as the actions taken by governmental authorities, clients or others in response to the continuance of the pandemic; catastrophic events that disrupt our business or that of our current and prospective clients, including terrorism and geopolitical actions specific to an international region; changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse developments in pending litigation or any new litigation; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; the sufficiency of our cash and cash equivalents to meet our liquidity requirements, including under our credit facility; our ability to maintain an effective system of internal control over financial reporting and our ability to remediate any identified material weaknesses in our internal controls; changes in laws and regulations, including changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate reserves for tax events; competitive product and pricing activity; challenges of managing growth profitably; the customer adoption of our recently introduced products and services, including our Application Management Services (AMS) offerings, in addition to other products and services we expect to introduce in the future; the loss of one or more members of Rimini Street’s management team; our ability to attract and retain qualified personnel; uncertainty as to the long-term value of Rimini Street’s equity securities; the effects of seasonal trends on our results of operations, including the contract renewal cycles for vendor supplied software support and managed services; our ability to prevent unauthorized access to our information technology systems and other cybersecurity threats, protect the confidential information of our employees and clients and comply with privacy and data protection regulations; and those discussed under the headings “Risk Factors” and “Cautionary Note About Forward-Looking Statements” in Rimini Street’s Quarterly Report on Form 10-Q filed on May 4, 2022, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

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© 2022 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal First Quarter 2022 Financial Results	page 4

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	March 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$158,046	$119,571
Restricted cash	419	419
Accounts receivable, net of allowance of $792 and $576, respectively	91,288	135,447
Deferred contract costs, current	15,714	14,985
Prepaid expenses and other	17,087	16,340
Total current assets	282,554	286,762
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $13,869 and $13,278, respectively	4,519	4,435
Operating lease right-of-use assets	12,498	12,722
Deferred contract costs, noncurrent	23,107	21,524
Deposits and other	1,760	1,786
Deferred income taxes, net	63,358	64,033
Total assets	$387,796	$391,262
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$3,664	$3,664
Accounts payable	3,620	5,708
Accrued compensation, benefits and commissions	37,327	36,558
Other accrued liabilities	22,451	26,124
Operating lease liabilities, current	4,482	4,227
Deferred revenue, current	248,503	253,221
Total current liabilities	320,047	329,502
Long-term liabilities:
Long-term debt, net of current maturities	78,770	79,655
Deferred revenue, noncurrent	51,526	47,047
Operating lease liabilities, noncurrent	11,900	12,511
Other long-term liabilities	2,852	2,933
Total liabilities	465,095	471,648
Stockholders' Deficit:
Preferred Stock, $0.0001 par value. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 87,011 and 87,107 shares, respectively	9	9
Additional paid-in capital	149,420	149,234
Accumulated other comprehensive loss	(2,910)	(2,724)
Accumulated deficit	(222,702)	(225,789)
Treasury stock, at cost	(1,116)	(1,116)
Total stockholders' deficit	(77,299)	(80,386)
Total liabilities and stockholders' deficit	$387,796	$391,262

Rimini Street Announces Fiscal First Quarter 2022 Financial Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021
Revenue	$97,910	$87,895
Cost of revenue	37,207	33,836
Gross profit	60,703	54,059
Operating expenses:
Sales and marketing	31,700	30,383
General and administrative	19,951	16,603
Impairment charges related operating right of use assets	—	393
Litigation costs and related recoveries:
Professional fees and other costs of litigation	3,499	4,763
Insurance costs and recoveries, net	(389)	—
Litigation costs and related recoveries, net	3,110	4,763
Total operating expenses	54,761	52,142
Operating income	5,942	1,917
Non-operating income and (expenses):
Interest expense	(808)	(47)
Loss on change in fair value of redeemable warrants	—	(4,668)
Other income, net	209	772
Income (loss) before income taxes	5,343	(2,026)
Income tax expense	(2,256)	(1,550)
Net income (loss)	$3,087	$(3,576)

Net income (loss) attributable to common stockholders	$3,087	$(9,845)

Net income (loss) per share attributable to common stockholders:
Basic	$0.04	$(0.13)
Diluted	$0.03	$(0.13)
Weighted average number of shares of Common Stock outstanding:
Basic	87,124	78,733
Diluted	88,485	78,733

Rimini Street Announces Fiscal First Quarter 2022 Financial Results	page 6

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended
	March 31,
	2022	2021
Non-GAAP operating income reconciliation:
Operating income	$5,942	$1,917
Non-GAAP adjustments:
Litigation costs and related recoveries, net	3,110	4,763
Stock-based compensation expense	3,051	2,233
Impairment charges related to operating right-of-use assets	—	393
Non-GAAP operating income	$12,103	$9,306
Non-GAAP net income reconciliation:
Net income (loss)	$3,087	$(3,576)
Non-GAAP adjustments:
Litigation costs and related recoveries, net	3,110	4,763
Loss on change in fair value of redeemable warrants	—	4,668
Stock-based compensation expense	3,051	2,233
Impairment charges related to operating right-of-use assets	—	393
Non-GAAP net income	$9,248	$8,481
Non-GAAP Adjusted EBITDA reconciliation:
Net income (loss)	$3,087	$(3,576)
Non-GAAP adjustments:
Interest expense	808	47
Income tax expense	2,256	1,550
Depreciation and amortization expense	577	584
EBITDA	6,728	(1,395)
Non-GAAP adjustments:
Litigation costs and related recoveries, net	3,110	4,763
Loss on change in fair value of redeemable warrants	—	4,668
Stock-based compensation expense	3,051	2,233
Impairment charges related to operating right-of-use assets	—	393
Adjusted EBITDA	$12,889	$10,662
Billings:
Revenue	$97,910	$87,895
Deferred revenue, current and noncurrent, as of the end of the period	300,029	249,997
Deferred revenue, current and noncurrent, as of the beginning of the period	300,268	256,933
Change in deferred revenue	(239)	(6,936)
Billings	$97,671	$80,959

Rimini Street Announces Fiscal First Quarter 2022 Financial Results	page 7

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Recurring Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, adjusted EBITDA and Billings. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Billings represents the change in deferred revenue for the current period plus revenue for the current period.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Recurring Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Recurring Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and impairment charge related to operating right-of-use assets. The exclusions are discussed in further detail below.

Non-GAAP Net Income is net income adjusted to exclude: litigation costs and related recoveries, net, loss on change in fair value of redeemable warrants, stock-based compensation expense and impairment charge related to operating right-of-use assets. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Loss on Change in Fair Value of Redeemable Warrants: We have excluded the gains and losses on redeemable warrants related to the change in fair value of these instruments given the financial nature of this fair value requirement. We are not able to manage these amounts as part of our business operations nor are the costs core to servicing our clients and therefore we have excluded them.

Rimini Street Announces Fiscal First Quarter 2022 Financial Results	page 8

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Impairment Charges Related to Operating Lease Right-of-Use Assets: This relates to an impairment charge related to our leased assets for a portion of one of our locations as we no longer use the space.

EBITDA is net income adjusted to exclude: interest expense, income tax expense, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, gain (loss) on change in fair value of redeemable warrants, stock-based compensation expense and impairment charge related to operating right-of-use assets, as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Vikki Hansen
Rimini Street, Inc.
+1 708 556-3185
mmcglocklin@riministreet.com